As filed with the Securities and Exchange Commission on September 6, 2022
Registration No. 333-259199

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM F-3
REGISTRATION STATEMENT
Under
The Securities Act of 1933

Uxin Limited
(Exact name of registrant as specified in its charter)

Not Applicable
(Translation of registrant’s name into English)

Cayman Islands (State or other jurisdiction of incorporation or organization)	Not Applicable (I.R.S. Employer Identification Number)
Uxin Limited
1&3/F, No.12 Beitucheng East Road
Chaoyang District
Beijing 100029
People’s Republic of China
+8610 5691-6765
(Address and telephone number of registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 800-221-0102
(Name, address, and telephone number of agent for service)

Copies to:
Feng Lin Chief Financial Officer 1&3/F, No.12 Beitucheng East Road Chaoyang District Beijing 100029 People’s Republic of China +8610 5691-6765	Shu Du, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road, Central Hong Kong +852 3740-4700

Approximate date of commencement of proposed sale to the public: Not applicable. Removal from registration of securities that were not sold pursuant to this registration statement.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) wider the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards* provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

*
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 (“Post-Effective Amendment”) relates to the Registration Statement on Form F-3ASR (No. 333-259199) initially filed with the United States Securities and Exchange Commission (the “Commission”) by Uxin Limited (the “Registrant”) on August 31, 2021 (the “Registration Statement”), pertaining to the registration of offers and sales by the Registrant as well as certain selling shareholders of an unspecified number of Class A ordinary shares, preferred shares, warrants, subscription rights and units (all of the foregoing collectively, the “Securities”).
The Registrant is terminating all offerings of the Securities pursuant to the Registration Statement. The Registrant, by filing this Post-Effective Amendment, hereby removes from registration any and all Securities registered but unsold under the Registration Statement. This filing is made in accordance with an undertaking in the Registration Statement to remove from registration, by means of a post-effective amendment, any securities that were registered for issuance but remain unsold at the termination of the offering.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Post-Effetive Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, People’s Republic of China, on September 6, 2022.*
Uxin Limited
By:	/s/ Kun Dai Name: Kun Dai Title: Chairman and Chief Executive Officer

*
Pursuant to the Rule 478 under the Securities Act of 1933 , no other person is required to sign this Post-Effective Amendment No. 1.

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT
Under the Securities Act, the undersigned, the duly authorized representative in the United States of Uxin Limited, has signed this registration statement in New York, United States on September 6, 2022.
Authorized U.S. Representative
Cogency Global Inc.
By:	/s/ Colleen A. De Vries Name: Colleen A. De Vries Title: Senior Vice President